NEWS RELEASE

For Immediate Release

Sono Resources, Inc. ENGAGES MOMENTUM GROUP

Vancouver, British Columbia, November 30, 2011 - Sono Resources, Inc. (OTCBB: SRCI) (the "Company" or "Sono") has engaged natural resource advisor Momentum Group, based in London, to support the Company's Canadian management team.

Momentum Group, through Momentum Advisors (UK) LLP, will act as business development consultants, assisting Sono with process and strategy, supporting the Company's marketing initiatives, and facilitating discussions with a broad universe of metals and mining investment banks. They also provide a contact point for investors in Europe and the UK.

About Sono Resources Inc.

Sono Resources Inc. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa. Its core project, located in Botswana, covers 2965.6 square kilometers and is in the center of the Kalahari Copper Belt, recognized as one of the largest exploration copper belts in the world.

See www.sonoresourcesinc.com for more information.

Contact: Investor Relations 1.855.662.7666

About Momentum Group

Momentum Group was founded in 2011 to support natural resource companies as an extension of management. Its focus is on undervalued and private companies with strong assets and dynamic management who can benefit from the partners' capital markets experience.

See www.mmtm-group.com for more information.

Contact: Momentum Advisors (UK) LLP +44(0)2073899055

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.